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                                                                    EXHIBIT 10.2


                   2002 DELTA SUPPLEMENTAL EXCESS BENEFIT PLAN


                                    SECTION 1

         Introduction. Delta Air Lines, Inc. (the "Company") has established and maintained the Delta Family-Care Retirement Plan (the "Retirement Plan") as a qualified retirement plan under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), for the purpose of providing retirement benefits to employees of the Company. Restrictions on qualified retirement plans under the Code, other than Section 415, may prevent certain of the Company's key personnel ("Key Employees") from receiving the retirement income to which they would otherwise be entitled under the Retirement Plan.

         The Company has also established and maintained the Delta Family Care Disability and Survivorship Plan (the "Disability and Survivorship Plan") as a tax exempt welfare benefit plan, for purposes of providing disability and survivor benefits to employees of the Company, and their Eligible Family Members. Restrictions on certain welfare benefit plans under the Code may prevent Key Employees, their Eligible Family Members and beneficiaries from receiving the disability and survivor benefits to which they would otherwise be entitled under the Disability and Survivorship Plan. The Company also wishes to provide additional life insurance benefits in the form of an excess lump sum death benefit hereunder to certain Key Employees which cannot be provided through the Disability and Survivorship Plan because of nondiscrimination requirements of the Code.

         Further, in order to attract and retain highly qualified and skilled management personnel and to reward such personnel for past service, the Company wishes to provide benefits to certain Key Employees that will not be available to other Key Employees.
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          To provide benefits for Key Employees, their Eligible Family Members and beneficiaries that cannot be provided under the Retirement Plan and Disability and Survivorship Plan because of these restrictions, the Company had established the Delta Supplemental Excess Benefit Plan, which is hereby restated as the 2002 Delta Supplemental Excess Benefit Plan (the "Plan"). The Plan is not intended to provide benefits which are provided under the 2002 Delta Excess Benefit Plan, or any predecessor plan. The provisions hereof shall apply only to Employees whose employment terminates on or after February 1, 2002. The rights and benefits, if any, of a former Employee whose employment terminated before such date, and who is not reemployed after such date shall be determined solely in accordance with the Delta Supplemental Excess Benefit Plan, as amended, as in effect on the date of his or her termination of employment.

                                    SECTION 2

         Nature of Plan. The Plan is a non-qualified plan maintained by the Company for the purpose of providing benefits for a select group of management or highly compensated employees. Accordingly, this Plan is intended to be exempt from coverage under certain sections of the Employee Retirement Income Security Act of 1974 ("ERISA") pursuant to ERISA Sections 4(b)(5), 201(2), 301(a)(3), 401(a)(1), 4021 and applicable regulations.

                                    SECTION 3

         Eligibility. The Personnel & Compensation Committee of the Board of Directors of Delta Air Lines, Inc. (the "Committee") has the sole authority to designate which of the Company's employees are Key Employees for purposes of this Plan; provided, however, the following employees shall each automatically be deemed to be a Key Employee and no further Committee designation shall be required: (i) the Chairman of the Board (if an employee of the Company);


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(ii) any Vice Chairman of the Board who is an employee of the Company; (iii) the
Chief Executive Officer; (iv) the President; (v) the Chief Operating Officer;
(vi) any Executive Vice President; (vii) any Senior Vice President; (viii) any Vice President; (ix) the Treasurer; (x) the Controller; and (xi) any nonpilot employee whose Earnings (as defined in the Retirement Plan or Disability and Survivorship Plan) exceeds the then applicable compensation limit under Section 401(a)(17) of the Code. No Key Employee shall have rights under the Plan unless such Key Employee enters into an Excess Benefit Agreement, and such rights will be determined under that Agreement. Except as provided in Section 6, once an employee is a Key Employee, and has entered into an Excess Benefit Agreement, the employee will always remain a Key Employee for purposes of the Plan until all benefits provided under such Excess Benefit Agreement have been satisfied.

                                    SECTION 4

         Incorporation of Retirement Plan and Disability and Survivorship Plan. The terms of the Retirement Plan as of July 1, 2002 and the Disability and Survivorship Plan as of July 1, 2002 are hereby incorporated into this Plan by reference. The provisions of any future amendments to those plans shall also be incorporated automatically into this Plan by reference, except that changes in those plans which reduce benefits (other than changes as may be required by law and the reduction or elimination of the right, if any, to receive post retirement benefit increases from the Retirement Plan solely as the result of increases in the qualified plan payment limit under Section 415 (b) of the Code, whether such increases are the result of cost of living adjustments or statutory change) shall be incorporated as to any individual Key Employee only if advance notice of such proposed reduction is given to the Key Employee and the Key Employee agrees to an amendment of his or her Excess Benefit Agreement to incorporate the reduction of benefit. The incorporation of the Retirement Plan and the Disability and Survivorship Plans into this Plan is not


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intended to modify any provision of this Plan or alter in any way any rights a
Key Employee has under this Plan. The benefits provided under the Plan shall be governed only by the provisions hereof and the Excess Benefit Agreement. Unless indicated otherwise, capitalized terms in this Plan shall have the meaning given those terms in the Retirement and Disability and Survivorship Plans.

                                    SECTION 5

         Plan Benefits.

                  (a) Each Key Employee shall be offered the opportunity to enter into an Excess Benefit Agreement for the purpose of providing the benefits described below to such employee. The amount of benefits payable to such a Key Employee, his or her Spouse, Eligible Family Members or beneficiaries under this Plan shall be governed exclusively by the Excess Benefit Agreement entered into with such Key Employee.

                  (b) Each Key Employee, upon execution of an Excess Benefit Agreement, shall be eligible for the benefits described in that Agreement which benefits shall include, but are not necessarily limited to, those benefits listed in (i) below (except for participants who are eligible for benefits under the Delta Pilots Benefit Program) and in addition, may include benefits listed in (ii) and (iii):

                           (i) The retirement income, and disability and survivor benefits that would have been provided under the Retirement Plan and the Disability and Survivorship Plan, as the case may be, but for limitations contained in the Code which limit the payment of benefits from tax exempt plans (provided, however, benefits under this Plan shall not duplicate the benefits provided under the 2002 Delta Excess Benefit Plan);


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                           (ii)     An excess lump sum death benefit, the amount
         of which shall be $50,000 less the amount of the lump sum death benefit paid under the Disability and Survivorship Plan; and

                           (iii) The individual benefits, if any, described in each Key Employee's Excess Benefit Agreement which benefits may include, but are not limited to, additional or supplemental payments on account of retirement, disability, death or employment termination, and which benefits may not be available to other Key Employees.

                                    SECTION 6

         Certain Restrictions. Unless waived by the Committee under circumstances it deems appropriate or deemed waived pursuant to an agreement between the Company and a Key Employee, if a Key Employee terminates active employment with the Company prior to his or her Normal Retirement Date and within two years of such termination directly or indirectly provides management or executive services (whether as a consultant, advisor, officer or director) to any individual, corporation, partnership, association, trust or any other entity or organization which is in direct and substantial competition with the air transportation business of the Company or any of its subsidiaries, then

         (a) if benefits under this Plan shall have not yet commenced, no benefits shall be paid under this Plan to such Key Employee, his or her Spouse, Eligible Family Member or beneficiary;

         (b) if benefits under this Plan have commenced, no further benefits shall be paid;


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         (c)      if benefits under this Plan shall have not yet commenced, and if the Key Employee has established an Employee Grantor Trust (as described in Section 7), within 30 days after the Committee makes a determination hereunder, the Key Employee, or his or her Spouse, shall repay the Company in cash an amount equal to the Liquidated Damages (as defined below); and

         (d) if benefits under this Plan have commenced, and if the Key Employee has established an Employee Grantor Trust, within 30 days after the Committee makes a determination hereunder, the Key Employee, or his or her Spouse, shall repay the Company in cash an amount equal to the Liquidated Damages less the present value as of the date of repayment of the benefits already paid under this Plan.

         For purposes of this Section 6, "Liquidated Damages" shall mean the sum of:

         (A) the sum of (x) all contributions (if any) made by the Company to such trust, and (y) all related amounts with respect to such contributions withheld by the Company for the purpose of satisfying tax withholding requirements; and

         (B) the amount that would have been earned with respect to such contributions had such amounts been invested in an interest-bearing account, compounded annually, using an interest rate equal to the sum of (i) the prime rate as published in the Wall Street Journal on the date such contribution was made to the trust and (ii) 2%.

         Because of the broad and extensive scope of the Company's air transportation business, the restrictions contained in this provision are intended to extend to management or executive


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services which are directly related to the provision of air transportation services into, within or from the United States, as no smaller geographical restriction will adequately protect the legitimate business interest of the Company.

                                    SECTION 7

         Funding of Benefit. The benefits provided by this Plan shall be paid, as they become due, from the Company's general assets or by such other means as the Company deems advisable. To the extent Key Employees acquire the right to receive payments from the Company under this Plan, such right shall be no greater than that of a general creditor of the Company. In the event that the Company, in its sole discretion, establishes a reserve or bookkeeping account for benefits payable under this Plan, the Key Employees shall have no proprietary or security interest in any such reserve or account. The Company may create a trust or trusts in order to fund the benefits created hereunder. Benefits shall be payable from such trusts only as and to the extent provided therein. Any benefit payable under the terms of this Plan shall be subject to offset and reduction as provided in a Key Employee's Excess Benefit Agreement by amounts in, or deemed to be in, any Employee Grantor Trust established by such Key Employee in accordance with such Agreement.

                                    SECTION 8

         Nonassignability of Benefits. No benefit payable under this Plan may be assigned, transferred, encumbered or subjected to any legal process for the payment of any clam against any Key Employee, his or her Spouse, Eligible Family Member or beneficiary.


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                                    SECTION 9

         No Right to Continued Employment. Nothing in this Plan shall be deemed to give any Key Employee the right to be retained in the service of the Company.

                                   SECTION 10

         Administration of Plan. The Committee shall have full power and authority to administer this Plan. The Committee and its agents shall not be liable to any person for any action taken or omitted in connection with the administration of this Plan. If any Key Employee who is denied benefits under this Plan believes he is entitled to benefits hereunder, he may request, in writing, a review of the denial by the Committee or its designee within 60 days of receiving written notice of the denial. If no request for review is received by the Committee within 60 days of the receipt of the written denial, the denial shall be final and binding upon the Company and the Key Employee. The Committee shall respond in writing to a written request for review within 60 days of receipt of such request.

         Any controversy or claim arising out of, or relating to this Plan, any Excess Benefit Agreement entered between the Company and a Key Employee, or any trust established under Section 7, which is not settled by agreement between the Company and the affected Key Employee, shall be settled by a single arbitrator to be named by agreement between the Company and such Key Employee or, if the parties cannot agree within 30 days of a request for arbitration, by an arbitrator appointed by the American Arbitration Association at the request of either party. Such arbitration shall be conducted in Atlanta, Georgia, in accordance with the Federal Arbitration Act and the Rules of the American Arbitration Association. Except with respect to any claim related to a disability benefit, the Company, the Key Employee, his or her Spouse, Eligible Family Members, and beneficiaries, if any, and the trustee of any trust established under


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Section 7 shall be bound by the award rendered in such arbitration, and judgment under the award may be entered in any court having jurisdiction. All reasonable expenses (including, without limitation, legal fees and expenses) incurred by the Key Employee in connection with, or in prosecuting or defending, any claim or controversy arising out of or relating to this Plan shall be paid by the Company, unless the Key Employee fails to recover any benefits in such claim or controversy and the Company receives a written opinion of independent legal counsel, selected by the Board of Directors of the Company, to the effect that such expenses were not incurred by the Key Employee in good faith. Pending any such determination, such expenses shall be paid by the Company on a monthly basis upon submission of invoices for such expenses and upon an undertaking by the Key Employee to repay to the Company amounts so advanced if the Key Employee is not awarded any benefits in any such claim or controversy and it is also determined by such independent legal counsel that the expenses were not incurred by the Key Employee in good faith. If a Key Employee is not alive, the right and obligations to arbitrate any and all claims or controversies arising out of this Plan, or any Excess Benefit Agreement or trust described above, shall pass to the surviving Spouse, Eligible Family Members or beneficiaries affected by such claim or controversy who shall be bound by the requirements stated herein. The Company hereby stipulates that, except as noted above with respect to a claim involving disability, this Plan evidences a transaction involving commerce and that arbitration is the exclusive remedy for any dispute arising out of this Plan, any Excess Benefit Agreement entered into between the Company and a Key Employee, or any trust established under Section 7.

         Anything in this Section 10 to the contrary notwithstanding, any review and/or arbitration shall occur within the time limits required for the particular type of claim under any applicable claims review regulation promulgated under Section 503 of ERISA.


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                                   SECTION 11

         Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Georgia without regard to its conflict of laws rules.

                                   SECTION 12

         Successors. This Plan shall be binding upon the successors of the Company.

                                   SECTION 13

         Notice. All notices, requests, demands and other communications under this Plan, shall be in writing and shall be delivered personally (including by courier) or mailed by certified mail, return receipt requested. Refusal to acknowledge receipt of such notice shall constitute receipt of such notice upon the date it is returned to the sender. Any notice under this Plan shall be sent to Key Employee, Spouse, his or her Eligible Family Member or beneficiary at the last known address of such person as reflected in the Company's records. Notice to the Company or the Committee shall be sent to:

                           Delta Air Lines, Inc.
                           Law Department
                           1030 Delta Boulevard
                           Atlanta, Georgia  30320
                           Attention: Senior Vice President-General Counsel

                                   SECTION 14

         Amendment and Termination. This Plan may be terminated or amended by resolution of the Company's Board of Directors, but no such termination or amendment shall affect benefits under an Excess Benefit Agreement entered into by the Company under this Plan without the written consent of the Key Employee that is a party to such Agreement.


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

                                   SECTION 15

         Change In Control. In the event of a Change In Control, as defined below, a Key Employee's rights shall be determined under his or her Excess Benefit Agreement.

         For purposes of this Plan, a Change In Control means, and shall be deemed to have occurred upon, the first to occur of any of the following events:

                           (a) Any Person (other than an Excluded Person) acquires, together with all Affiliates and Associates of such Person, Beneficial Ownership of securities representing 20% or more of the combined voting power of the Voting Stock then outstanding, unless such Person acquires Beneficial Ownership of 20% or more of the combined voting power of the Voting Stock then outstanding solely as a result of an acquisition of Voting Stock by the Company which, by reducing the Voting Stock outstanding, increases the proportionate Voting Stock beneficially owned by such Person (together with all Affiliates and Associates of such Person) to 20% or more of the combined voting power of the Voting Stock then outstanding; provided, that if a Person shall become the Beneficial Owner of 20% or more of the combined voting power of the Voting Stock then outstanding by reason of such Voting Stock acquisition by the Company and shall thereafter become the Beneficial Owner of any additional Voting Stock which causes the proportionate voting power of Voting Stock beneficially owned by such Person to increase to 20% or more of the combined voting power of the Voting Stock then outstanding, such Person shall, upon becoming the Beneficial Owner of such additional Voting Stock, be deemed to have become the Beneficial Owner of 20% or more of the


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                  combined voting power of the Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by the Company;

                           (b) During any period of two consecutive years (not including any period prior to January 1, 2002), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of Directors then constituting the Board;

                           (c) A reorganization, merger or consolidation of the Company is consummated, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such reorganization, merger or consolidation, (ii) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the voting power of the


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

                  outstanding Voting Stock) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                           (d) The shareholders of the Company approve (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to any corporation with respect to which, immediately following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such sale or other disposition of assets, (B) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock)


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                  beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

         Notwithstanding the foregoing, in no event shall a "Change In Control" be deemed to have occurred (i) as a result of the formation of a Holding Company, or (ii) with respect to Key Employee, if Key Employee is part of a "group," within the meaning of Section 13(d)(3) of the Exchange Act as in effect on August 1, 1997, which consummates the Change In Control transaction. In addition, for purposes of the definition of "Change In Control" a Person engaged in business as an underwriter of securities shall not be deemed to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

         As used in the above definition, "Person" shall mean an individual, corporation, partnership, association, trust or any other entity or organization. "Excluded Person" means (i) the Company; (ii) any of the Company's Subsidiaries; (iii) any Holding Company; (iv) any employee benefit plan of the Company, any of its Subsidiaries or a Holding Company; or (v) any Person organized, appointed or established by the Company, any of its Subsidiaries or a Holding Company for or pursuant to the terms of any plan described in clause
(iv). "Affiliate" and


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"Associate" have the respective meanings accorded to such terms in Rule 12b-2 under the Exchange Act as in effect on August 1, 1997. A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," securities pursuant to Rule 13d-3 under the Exchange Act as in effect on August 1, 1997. "Voting Stock" means securities of the Company entitled to vote generally in the election of members of the Board. "Board" means the Board of Directors of the Company. "Exchange Act" means the Securities Exchange Act of 1934, as amended. "Holding Company" means an entity that becomes a holding company for the Company or its businesses as a part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Stock.


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++++++++++++++++++++++++++++++++++++


         This Plan is hereby executed as of the date shown below, pursuant to authorization by the Board of Directors of the Company.


                                 DELTA AIR LINES, INC.



                                 By:
                                      -----------------------------------------
                                      Leo F. Mullin
                                      Chairman of the Board and
                                      Chief Executive Officer



                                 Date
                                      -----------------------------------------


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